                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              MORGAN'S FOODS, INC.
                   ------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                              34-0562210
         Ohio                             -------------------
--------------------------                  (IRS Employer
(State of Incorporation                   Identification No.)
    or Organization)

            24200 Chagrin Boulevard, Suite 126, Beachwood, Ohio 44122
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section 12(b)       class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant       of the Exchange Act and is effective
to General Instruction A.(c), please check the      pursuant to General Instruction A.(d),
following box. [X]                                  please check the following box. [ ]

                           ---------------------------


Securities Act registration statement
file number to which this form relates:                      Not applicable
                                                             --------------
                                                             (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                              Name of Each Exchange
Title of Each Class                                           on Which Each Class is
to be so Registered                                           to be Registered
-------------------------------                               ---------------------------------
Preferred Share Purchase Rights                               American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                ----------------
                                (Title of Class)
                                ----------------

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The amendment to the Shareholder Rights Agreement (the "Plan") dated April 14, 2003 increased the permitted beneficial ownership of Leonard R. Stein-Sapir and his affiliates to 38% of the Company's Common Shares before he will be an Acquiring Person under the Plan. See original Form 8-A filed with the SEC on May 7, 1999 for description of registered securities.

ITEM 2.      EXHIBITS

Exhibit 1 Amendment to Shareholder Rights Agreement (incorporated by reference from Exhibit 4.3 of the Company's Form 10-K for the fiscal year ending March 2, 2003)


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MORGAN'S FOODS, INC.


Date: June 9, 2003                     By: /s/ Kenneth L. Hignett
                                          ----------------------
                                          Kenneth L. Hignett
                                          Senior Vice President-Chief Financial
                                          Officer and Secretary

                                  EXHIBIT INDEX

Exhibit 1 Amendment to Shareholder Rights Agreement (incorporated by reference from Exhibit 4.3 of the Company's Form 10-K for the fiscal year ending March 2, 2003)